EXHIBIT 5

                       OPINION OF SHUMAKER WILLIAMS, P.C.
                           OF CAMP HILL, PENNSYLVANIA
                     SPECIAL COUNSEL TO REGISTRANT AS TO THE
                     LEGALITY OF THE SHARES OF REGISTRANT'S
                             STOCK BEING REGISTERED

                            SHUMAKER WILLIAMS, P.C.
                            3425 SIMPSON FERRY ROAD
                         CAMP HILL, PENNSYLVANIA 17108
                                  717-763-1121


                               September 28, 1998



Mr. William L. Hummel
President and Chief Executive Officer
THE FIRST NATIONAL BANK OF MARYSVILLE
101 Lincoln Street
P. O. Box B
Marysville, Pennsylvania 17053

                  RE:      The First National Bank of Marysville
                           Formation of a One-Bank Holding Company

Dear Mr. Hummel:

         We have been engaged as Special Counsel to The First National Bank of Marysville (the "Bank") and First Perry Bancorp, Inc., a Pennsylvania business corporation (the "Company"), in connection with the organization of the Company as a bank holding company and the preparation and filing of all relevant documents with the Federal Reserve Board, the Comptroller of the Currency, applicable state securities law administrators, and the Securities and Exchange Commission ("SEC").

         We have prepared a Registration Statement on Form S-4 to be filed with the SEC, that includes a Proxy Statement/Prospectus, under the provisions and regulations of the Securities Act of 1933, as amended, relating to the offering by the Company of a maximum of 408,000 shares of its common stock, par value $.25 per share (the "Common Stock"). The Common Stock will be issued pursuant to the Plan of Reorganization dated September 10, 1998 (the "Plan of Reorganization") among the Company, the Bank, and The First National Interim Bank of Marysville (the "Interim Bank"). Under the Plan of Reorganization, the Bank will merge with and into Interim Bank and each share of the Bank's outstanding common stock, par value $.50 per share, (other than shares as to which dissenters' rights have been perfected) will be converted into two (2) shares of the Common Stock, par value $.25 per share, of the Company.

                                      R-19

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Mr. William L. Hummel
THE FIRST NATIONAL BANK OF MARYSVILLE
September 28, 1998
Page 2

         As Special Counsel to the Company and the Bank, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement, including the Proxy Statement/Prospectus, with the SEC and with the appropriate state securities administrators. We have reviewed the Company's Articles of Incorporation and By-laws, as presently in effect. We have prepared and reviewed an executed copy of the Plan of Reorganization, copies of the Company's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock, and such other documents and matters of law as we have deemed necessary in order to render this opinion.

         Based upon the foregoing, and in reliance thereon, it is our opinion that, upon the consummation of the Plan of Reorganization and the Plan of Merger in accordance with their respective terms, each of the shares of Common Stock issued pursuant to the Registration Statement will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present legislation.

         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Proxy Statement/Prospectus included in the Registration Statement under the caption "Description of the Holding Company's Stock - Legal Opinion".

                                Sincerely yours,

                                SHUMAKER WILLIAMS, P.C.


                         By    /s/ Nicholas Bybel, Jr.
                              ---------------------------------
                               Nicholas Bybel, Jr.


                                      R-20